SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934
                               (Amendment No.   _)
                            _________________________
Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to ss 240.14a-11(c) or ss 240.14a-12
                              ELIZABETH ARDEN, INC.
                (Name of Registrant as specified in its Charter)
      (Name of Persons(s) Filing Proxy Statement if other than Registrant)
Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid: ______________________________________
     (2) Form, Schedule or Registration No.: __________________________
     (3) Filing Party: ________________________________________________
     (4) Date Filed: __________________________________________________

                              ELIZABETH ARDEN, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To be Held on September 13, 2001
     The annual meeting of shareholders of Elizabeth Arden, Inc. will be held on Thursday, September 13, 2001, at 10:00 a.m., Eastern Time, at our principal executive offices located at 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014, for the following purposes, as described in the attached proxy statement:
     1. To elect a board of six directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;
     2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending January 31, 2002; and
     3. To transact such other business as may properly come before the meeting or any adjournment thereof.
     The Board of Directors has fixed the close of business on August 9, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement of that meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the annual meeting.
     It is important that your shares be represented at the annual meeting regardless of the size of your holdings. Whether or not you intend to be present at the annual meeting in person, we urge you to please complete, date and sign the enclosed proxy card and return it in the envelope provided for that purpose.
                                       By Order of the Board of Directors
                                       OSCAR E. MARINA
                                       Secretary
Miami, Florida
August 14, 2001
YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-FREE ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                             ELIZABETH ARDEN, INC.
                           _________________________
                                PROXY STATEMENT
                           _________________________
                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 13, 2001
GENERAL
     This proxy statement is being furnished to holders of common stock, par value $.01 per share, of Elizabeth Arden, Inc., in connection with the solicitation of proxies by our board of directors for use at our annual meeting of shareholders to be held at our principal executive offices located at 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014, at 10:00 a.m., Eastern Daylight Savings Time, on September 13, 2001, and at any adjournment or postponement of this meeting, for the purposes set forth in the accompanying notice of meeting.
     It is anticipated that our annual report for the fiscal year ended January 31, 2001, this proxy statement and the accompanying form of proxy card will be mailed to our shareholders on or about August 20, 2001. The annual report is not to be regarded as proxy soliciting material.
     The company was organized in Florida in 1960. Following our acquisition of the Elizabeth Arden fragrance, cosmetics and skin treatment business in January 2001, we changed our name to "Elizabeth Arden, Inc." Our primary business is the manufacture and marketing of prestige fragrances and skin treatment and cosmetic products.
OUTSTANDING SHARES AND VOTING RIGHTS
     Only holders of record of our common stock on our books at the close of business on August 9, 2001 are entitled to notice of and to vote at the annual meeting. On that date, there were 17,616,046 shares of common stock entitled to vote on each matter to be presented at the annual meeting. Holders of the common stock have one vote per share on all matters. No other class of stock of the company has voting rights.
     A majority of the shares of our common stock entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for action on a matter at the annual meeting. In determining the presence of a quorum at the annual meeting, abstentions are counted, and broker non-votes are not. Our bylaws provide that the affirmative vote of a majority of the shares of the voting stock represented, in person or by proxy, and entitled to vote on a matter at a meeting in which a quorum is present shall be the act of the shareholders, except as otherwise provided by law. The Florida Business Corporation Act provides that directors are elected by a plurality of the votes cast. Abstentions and broker non-votes have no legal effect on whether a nominee for director is elected but will have the same effect as votes against the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending January 31, 2002.
     As of August 9, 2001, our directors and executive officers (including companies under their control) beneficially owned approximately 24% of our common stock.
     Shares represented by a properly executed proxy received in time to permit its use at the annual meeting or any adjournment or postponement of this meeting will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares represented by the proxy will be voted FOR the election of all of the nominees for director, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending January 31, 2002, and in the discretion of the proxy holders as to any other matter which may properly come before the annual meeting.
     You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope. Each shareholder giving a proxy has the power to revoke it at any time before it is voted, either in person at the annual meeting, by written notice to our corporate secretary or by delivery of a later-dated proxy.
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth, as of August 14, 2001, (i) the ownership of common stock by all persons known by us to own beneficially more than 5% of the outstanding shares of our common stock, and (ii) the beneficial ownership of common stock by (a) our directors, (b) the chief executive officer and the four other most highly compensated executive officers for the fiscal year ended January 31, 2001, and (c) all of our directors and executive officers as a group, without naming them:

                                                     Common Stock
                                              Amount and
                                              Nature of       Percentage
            Name and Address                  Beneficial        of the
            of Beneficial Owner(1)            Ownership(2)      Class(2)
            ----------------------            ------------    ----------
            E. Scott Beattie(3)(12)              1,089,414          6.0%
            Paul West(4)                            88,599          *
            Gretchen Goslin(5)                      61,967          *
            Oscar E. Marina(6)                      69,889          *
            Elizabeth A. Tuttle                         --          *
            J.W. Nevil Thomas(7)                   461,868          2.6
            Fred Berens(8)                         850,253          4.8
            Richard C.W. Mauran(9)               1,890,204         10.7
            George Dooley(10)                       53,500          *
            William M. Tatham                           --          *
            Rafael Kravec(11)(12)                1,469,890          8.3
            SAFECO Corporation(13)               1,176,700          6.7
            All directors and executive
            officers as a group
            (11 persons)(14)                     4,440,694         24.0

* Less than one percent of the class
(1) The address of each of the persons shown in the above table other than Messrs. Thomas, Mauran and Kravec, and SAFECO Corporation is c/o Elizabeth Arden, Inc., 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014. The address of Mr. Thomas is Scotia Plaza, 40 King Street W., Suite
      4712, Toronto, Canada M5H 3Y2. The address of Mr. Mauran is 31 Burton Court, Franklins Row, London SW3, England. The address of Mr. Kravec is First Union Financial Center, 48th Floor, Miami, Florida 33131. The address of SAFECO Corporation is SAFECO Plaza, Seattle, Washington 98185.
(2) Includes, where applicable, shares of common stock issuable upon the exercise of options to acquire common stock held by such persons that may be exercised within 60 days after August 14, 2001. Unless otherwise indicated, we believe that all persons named in the table above have sole voting power and investment power with respect to all shares of common stock beneficially owned by them.
(3) Includes (i) 335,213 shares of common stock owned by Mr. Beattie, (ii) 565,000 shares of common stock issuable upon the exercise of stock options and (iii) the shares of common stock referred to in Note (9). The common stock also includes 64,201 shares of common stock owned by E.S.B. Consultants, Inc., a company that, until September 1997, was controlled by Mr. Beattie and as to which he disclaims beneficial ownership.
(4) Includes (i) 5,265 shares of common stock owned individually by Mr. West and (ii) 83,334 shares of common stock issuable upon the exercise of stock options.
(5) Includes (i) 16,967 shares of common stock owned individually by Ms. Goslin and (ii) 45,000 shares of common stock issuable upon the exercise of stock options.
(6) Includes (i) 23,222 shares of common stock owned individually by Mr. Marina and (ii) 46,667 shares of common stock issuable upon the exercise of stock options.
(7)   Includes 37,865,  26,181,  4,772,  225,768 and 129,782 shares of common stock owned by (i) Mr. Thomas, (ii) his spouse, (iii) four trusts for the benefit of his children and for which he serves as a trustee, (iv) Exeter Investments Holding, Inc., a subsidiary of a trust for which Mr. Thomas and his family are sole beneficiaries (as to which Mr. Thomas disclaims beneficial ownership), and (v) Nevcorp, Inc., a corporation controlled by Mr. Thomas, respectively. The common stock also includes 37,500 shares of common stock issuable upon the exercise of stock options owned by Mr. Thomas. Mr. Thomas disclaims beneficial ownership as to the shares of common stock owned by Mr. Thomas' spouse and the four trusts.
(8) Includes (i) 812,753 shares of common stock and (ii) 37,500 shares of common stock issuable upon the exercise of stock options.
(9) Includes 1,752,198 and 100,506 shares of common stock owned by Euro Credit Investments Limited, a company controlled by Mr. Mauran, and Bed B.V.I. Corp., a company controlled by Mr. Mauran, respectively. The common stock also includes 37,500 shares of common stock issuable upon the exercise of stock options owned by Mr. Mauran.
(10) Includes 44,500 shares of common stock issuable upon the exercise of stock options. The remaining 9,000 shares of common stock are owned by Mr. Dooley together with his spouse as joint tenants with right of survivorship.
(11) Based on Form 4 dated April 2001. Mr. Kravec was our former chairman and chief executive officer and he was a director of the company (and its predecessor fragrance company) from July 1992 until July 2001. Includes (i) 1,433,365 shares of common stock owned by Mr. Kravec, including 1,000 shares owned by Mr. Kravec's daughter and as to which he disclaims beneficial ownership and (ii) 36,525 shares of common stock owned by National Trading Manufacturing, Inc., a company controlled by Mr. Kravec.
(12) Includes 125,000 shares of common stock for which Mr. Beattie has an option to purchase.
(13) Based on a Schedule 13G dated December 31, 2000, SAFECO Corporation has shared voting and dispositive power over 1,176,700 shares of common stock, including 1,127,500 shares that are owned beneficially by registered investment companies for which SAFECO Corporation's subsidiary, SAFECO Asset Management Company, is an advisor.
(14) Includes 897,001 shares of common stock issuable upon the exercise of stock options.
                       PROPOSAL 1 - ELECTION OF DIRECTORS
INFORMATION ABOUT THE NOMINEES
     Six directors are to be elected at the annual meeting. The six nominees named below are currently serving as the directors of the company and have been designated by the board of directors as nominees for election as directors, to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. The board of directors does not anticipate that such an event will occur. Each director must be elected by a plurality of the votes cast.
     The names of the nominees for our board of directors and information about them are set forth below.
     E. SCOTT BEATTIE, age 42, has served as chairman of the board of directors since April 2000, as our president and chief executive officer since March 1998 and as a director of the company (including the predecessor fragrance company) since November 1995. Mr. Beattie served as our president and chief operating officer from April 1997 to March 1998 and as vice chairman of the board of directors and assistant secretary of the company from November 1995 to April 1997. Mr. Beattie served as executive vice president of Bedford Capital Corporation, a Toronto, Canada-based merchant banking firm, from March 1995 to March 1998. Prior to co-founding Bedford Capital Corporation, Mr. Beattie served as vice president and director of mergers & acquisitions of Merrill Lynch, Inc., where he specialized in management buyouts and divestitures. Mr. Beattie also was a manager of Andersen Consulting, specializing in the design and implementation of enterprise resource planning systems. Mr. Beattie is a director of Bedford Capital Corporation and of FRI Corporation, a Toronto, Canada-based data management corporation.
     J.W. NEVIL THOMAS, age 63, has served as vice chairman of the board of directors since April 1997 and previously served as chairman of the board of directors (including the predecessor fragrance company) from July 1992 until April 1997. Since 1970, Mr. Thomas has served as president of Nevcorp, a financial and management consulting firm which is controlled by Mr. Thomas. Mr. Thomas is chairman of the board of Bedford Capital Corporation and a director of Pet Valu, Inc., a pet food retailer.
     FRED BERENS, age 58, has served as a director of the company (including the predecessor fragrance company) since July 1992. Mr. Berens has served as senior vice president - investments of Prudential Securities, Inc., an investment banking firm, since March 1965. Mr. Berens served as a director of the company, when it was known as Suave Shoe Corporation, until December 1994.
     RICHARD C.W. MAURAN, age 67, has served as a director of the company (including the predecessor fragrance company) since July 1992. Mr. Mauran is a private investor and serves as a director of Bedford Capital Corporation, Microbix Biosystems, Inc., a biotechnology company, Pet Valu, Inc., and US Physical Therapy, Inc., which owns and operates physiotherapy centers.
     GEORGE DOOLEY, age 69, has served as a director of the company (including the predecessor fragrance company) since March 1996. Mr. Dooley has served as president and chief executive officer of (i) Community Television Foundation of South Florida, Inc., a not-for-profit corporation supporting, and a licensee of, public television station WPBT Channel 2, since 1955, (ii) WPBT Communications Foundation, Inc., a not-for-profit corporation supporting public television station WPBT Channel 2, since 1981, and (iii) Comtel, Inc., a company providing television facilities to television producers, since 1981.
     WILLIAM M. TATHAM, age 42, has served as a director of the company since July 2001. Mr. Tatham is a private investor and serves as a director of Triple G Corporation, a Toronto, Canada-based developer of laboratory software. In 1991, Mr. Tatham founded Janna Systems, Inc., a Toronto, Canada-based software development company, and served as its president and chief executive officer until its sale to Siebel Systems, Inc., in November 2000.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH NOMINEE FOR DIRECTOR.
            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Federal securities laws require our directors, executive officers, and persons who beneficially own more than ten percent of our common stock to file reports of initial ownership and reports of subsequent changes in ownership with the Securities and Exchange Commission and to provide us copies of these reports. Specific due dates have been established, and we are required to disclose any failure of these persons to file timely those reports during our fiscal year ended January 31, 2001. To the best of our knowledge, based solely upon a review of copies of reports furnished to us and written representations that no other reports were required, all of our directors, executive officers and ten percent or greater beneficial owners of common stock made all such filings timely, with the exception of one report reporting one transaction for each of director and officer E. Scott Beattie and officer Paul West, and one report reporting two transactions for each of director Rafael Kravec and director J. W. Nevil Thomas, which were inadvertently filed late.
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
     During the fiscal year ended January 31, 2001, the board of directors held ten meetings, and each director attended at least 75% of the total meetings of the board of directors and at least 75% of the total meetings of the committees of the board of directors on which he served. The board of directors has an audit committee and a compensation committee.
     The audit committee consists of Messrs. Berens, Dooley and Thomas, none of whom are presently or formerly our employees. The audit committee oversees the procedures, scope and results of the annual audit and reviews the services provided by our independent auditors. The audit committee met twice during the fiscal year ended January 31, 2001.
     The compensation committee consists of Messrs. Berens and Dooley. The compensation committee administers our stock option plans and determines the compensation of our executive officers. The compensation committee met twice during the fiscal year ended January 31, 2001.
     The board of directors does not have a standing nominating committee and performs this function itself.

                             DIRECTOR COMPENSATION
     Directors who are our employees receive no additional monetary compensation for serving on our board of directors or any of its committees. Directors who are not our employees (currently Messrs. Thomas, Berens, Dooley, Mauran and Tatham) receive an annual retainer of $3,000 and a fee of $500 for each meeting of our board of directors or a committee of the board attended. The board reimburses all directors for all expenses incurred in connection with their activities as directors. Under the terms of our Non-Employee Director Stock Option Plan, non-employee directors will receive stock options for 7,000 shares of common stock upon their initial election to the board and stock options for 15,000 shares of common stock (which was increased from 7,500 by an amendment to the plan approved by our shareholders in January 2001) annually upon reelection to the board at the annual meeting of shareholders. All options granted under the Non-Employee Director Stock Option Plan are exercisable one year from the date of grant. During the fiscal year ended January 31, 2001, upon their reelection to our board of directors at the 2000 annual meeting of shareholders, Messrs. Thomas, Berens, Dooley and Mauran were each granted stock options under the Non-Employee Director Stock Option Plan for 7,500 shares of common stock.
                                EXECUTIVE OFFICERS
INFORMATION ABOUT OUR EXECUTIVE OFFICERS
     The names of our executive officers other than Mr. Beattie and information about them are set forth below. Executive officers hold office for such terms as may be determined by our board of directors.

     PAUL WEST, age 51, has served as our executive vice president and chief operating officer since November 2000, as our executive vice president, sales management and planning since March 2000 and as our senior vice president, sales management and planning from April 1998 through March 2000. Mr. West served as the president of J.P. Fragrances, Inc. from August 1997 until April 1998. From January 1997 through June 1997, Mr. West served as a vice president of Renaissance Solutions, Inc., a consulting company. Mr. West served as the project director of Unilever N.V. from May 1996 through December 1996. From September 1989 through May 1996, Mr. West served as the chief financial officer of Elizabeth Arden Co.
     GRETCHEN GOSLIN, age 40, has served as our executive vice president, business development since November 2000, as our executive vice president, marketing since March 2000, as our senior vice president, marketing from June 1998 until March 2000; and as our vice president, marketing of the company (including the predecessor fragrance company) from May 1993 until June 1998. From August 1991 until May 1993, Ms. Goslin was vice president, marketing of Cosmyl Corporation, a cosmetics company.
     STEPHEN J. SMITH, age 41, has served as our executive vice president and chief financial officer since May 2001. Previously, Mr. Smith was with PricewaterhouseCoopers LLP, an international professional services firm, as partner from October 1993 until May 2001 and as manager from July 1987 until October 1993.
     OSCAR E. MARINA, age 42, has served as our senior vice president, general counsel and secretary since March 2000, and as our vice president, general counsel and secretary from March 1996 through March 2000. From October 1988 until March 1996, Mr. Marina was an attorney with the law firm of Steel Hector & Davis LLP in Miami, becoming a partner of the firm in January 1995.

     ELIZABETH A. TUTTLE, age 45, has served as our senior vice president, finance and treasurer, since November 2000. Ms. Tuttle provided consulting services to the company from May 2000 to November 2000. From January 1998 through February 2000, Ms. Tuttle was the chief financial officer of Long Distance International, Inc., a telecommunications company. From July 1991 to December 1997, Ms. Tuttle served as a financial executive at ITT Corporation, a multi-industry corporation, most recently as senior vice president and treasurer.
                             SUMMARY COMPENSATION TABLE
     The following table sets forth information concerning the annual compensation for services in all capacities to us for the twelve months ended January 31, 2001, January 31, 2000 and January 31, 1999 of the chief executive officer and each of our four other most highly compensated executive officers

                                             ANNUAL COMPENSATION
                              ------------------------------------------------
                                                                  OTHER ANNUAL
     NAME AND                  YEAR        SALARY      BONUS      COMPENSATION
PRINCIPAL POSITION            YEAR(1)     SALARY($)    ($)(2)        ($)(3)
------------------------      -------     ---------    -------    ------------
E. Scott Beattie              1/31/01      375,000     220,313       3,984
 Chairman, President and      1/31/00      375,000     200,000       3,961
 Chief Executive Officer      1/31/99      367,790     100,000       3,745
Paul West                     1/31/01      250,000     126,563       2,686
 Executive Vice President     1/31/00      250,000     100,000         269
 and Chief Operating          1/31/99      198,000      15,000          --
 Officer(6)

Gretchen Goslin               1/31/01      222,115      91,406       1,828
 Executive Vice President,    1/31/00      197,116     100,000         207
 Business Development         1/31/99      175,000      80,000          --
Oscar E. Marina               1/31/01      187,693      83,600       1,941
 Senior Vice President,       1/31/00      170,000      75,000         296
 General Counsel and          1/31/99      168,077      70,000          --
 Secretary
Elizabeth A. Tuttle           1/31/01      130,000      45,000          --
 Senior Vice President,
 Finance and Treasurer(7)

(RESTUBBED TABLE FROM ABOVE)

                                     LONG-TERM COMPENSATION
                               ----------------------------------
                               COMMON STOCK
       NAME AND                 UNDERLYING         ALL OTHER
  PRINCIPAL POSITION             OPTIONS(#)     COMPENSATION($)(5)
--------------------           ------------    ------------------
E. Scott Beattie                 550,000 (4)          9,499
 Chairman, President and         100,000              4,164
 Chief Executive Officer         400,000                204
Paul West                        220,750 (4)          7,433
 Executive Vice President         50,000              3,631
 and Chief Operating                  --              1,502
 Officer(6)
Gretchen Goslin                  130,750 (4)          6,884
 Executive Vice President,        10,000              3,517
 Business Development             10,000              1,113
Oscar E. Marina                  110,750 (4)          6,880
 Senior Vice President,           10,000              3,424
 General Counsel and              10,000              1,332
 Secretary
Elizabeth A. Tuttle               55,750                564
 Senior Vice President,
 Finance and Treasurer(7)

(1)  The amounts shown for "1/31/01," "1/31/00" and "1/31/99" are for the fiscal years ended January 31, 2001, 2000 and 1999, respectively.
(2) On an annual basis, we, in conjunction with the compensation committee of the board of directors, establish an annual bonus program for members of our management and other key personnel and set certain company objectives and individual key performance indicators that must be achieved in order to receive bonus awards.
(3) During the fiscal years ended January 31, 2001 and 2000, respectively, the named executives were reimbursed for the following amounts of taxes incurred as a result of the payment of executive disability insurance premiums: (a) E. Scott Beattie - $3,984 and $216; (b) Paul West - $2,686 and $269; (c) Gretchen Goslin - $1,828 and $207; and (d) Oscar E.
     Marina - $1,941 and $296. The amounts shown for Mr. Beattie also include $3,745 for fiscal 2000 and 1999 that were reimbursed by us for the payment of taxes on the value received by him from a company-provided automobile. The amounts reflected in the above table do not include any amounts for perquisites and other personal benefits. The aggregate amount of such compensation for each named executive did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus and, accordingly, has been omitted from the table as permitted by the rules of the Securities and Exchange Commission.
(4) Option grants awarded during the fiscal year ended January 31, 2001 include options to purchase 150,000, 100,000, 75,000 and 50,000 shares of common stock which were granted in March 2000 to Mr. Beattie, Mr. West, Ms. Goslin and Mr. Marina, respectively, for fiscal year ended January 31, 2000 performance.
(5) Consists of matching payments made by us under our 401(k) plan, term life insurance premiums and disability insurance premiums paid or reimbursed by us, as follows:

                                       401(K)        LIFE        DISABILITY
             NAME            YEAR     MATCH($)   INSURANCE($)   INSURANCE($)
       -------------------  -------   --------   ------------   ------------
       E. Scott Beattie     1/31/01     2,595       1,110          5,794
                            1/31/00     2,889         131          1,144
                            1/31/99        --          28            176
       Paul West            1/31/01     2,262         850          4,321
                            1/31/00     2,400          94          1,137
                            1/31/99     1,298          28            176
       Gretchen Goslin      1/31/01     2,597         788          3,499
                            1/31/00     2,429          97            991
                            1/31/99       909          28            176
       Oscar E. Marina      1/31/01     2,590         644          3,646
                            1/31/00     2,400          89            935
                            1/31/99     1,128          28            176
       Elizabeth A. Tuttle  1/31/01       231         144            189

(6) Mr. West was appointed an executive officer in the capacity of senior vice president, sales management and planning in March 1999. Mr. West joined us in April 1998.
(7) Ms. Tuttle was appointed to the position of senior vice president, finance and treasurer in October 2000. Salary for "1/31/01" represents $50,000 in salary paid to Ms. Tuttle following her becoming an employee in October 2000, and $80,000 in consulting fees paid to Ms. Tuttle prior to her joining us as a full-time employee during the fiscal year ended January 31, 2001.
OPTIONS GRANTED IN LAST FISCAL YEAR
     The following table sets forth information concerning stock options granted during the twelve months ended January 31, 2001 to the named executives.

                                                 INDIVIDUAL GRANTS
                   --------------------------------------------------------------------------
                                                                       POTENTIAL REALIZABLE
                                                                         VALUE AT ASSUMED
                     COMMON     % OF TOTAL                             ANNUAL RATES OF STOCK
                     STOCK       OPTIONS                                 PRICE APPRECIATION
                   UNDERLYING   GRANTED TO   EXERCISE  OR               FOR OPTION TERM($)(2)
                    OPTIONS    EMPLOYEES IN   BASE PRICE   EXPIRATION  ----------------------
NAME               GRANTED(#)  FISCAL  YEAR  ($/SHARE)(2)     DATE         5%          10%
------------------ ----------  ------------  ------------  ----------  ----------  ----------
E. Scott Beattie    150,000                        8.125      3/6/05      336,718     744,059
                    400,000         26.0%        13.3125     1/31/11    3,348,864   8,486,679
Paul West           100,000                        8.125      3/6/05      224,479     496,039
                     60,750 (3)                   8.4375     10/6/10      322,358     816,918
                     60,000         10.5%        13.3125     1/31/11      502,330   1,273,002
Gretchen Goslin      75,000                        8.125      3/6/05      168,359     372,030
                     30,750 (3)                   8.4375     10/6/10      163,169     413,501
                     25,000          6.2%        13.3125     1/31/11      209,304     530,417
Oscar E. Marina      50,000                        8.125      3/6/05      112,239     248,020
                     30,750 (3)                   8.4375     10/6/10      163,169     413,501
                     30,000          5.2%        13.3125     1/31/11      251,165     636,501
Elizabeth A. Tuttle  30,750 (3)                   8.4375     10/6/10      163,169     413,501
                     25,000          2.6%        13.3125     1/31/11      209,304     530,417

(1) The exercise price of the options granted was based upon the market price of our common stock on the date of the respective grants.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. Hypothetical gains are calculated based on rules promulgated by the Securities and Exchange Commission and do not represent an estimate by us of our future stock price growth. This table does not take into account any appreciation in the price of our common stock to date. Actual gains, if any, on option exercises and common stock holdings are dependent on the timing of such exercises and the future performance of the common stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved, or that the amounts reflected will be received by the named executives.
(3) These options vest in full three years from the date of grant. These options differ from our typical option grants, which vest in thirds over three years from the anniversary date of the grant.
FISCAL YEAR-END OPTION VALUES
     The following table sets forth certain information concerning options exercised by the named executives during the fiscal year ended January 31, 2001 and unexercised options held by the named executives at January 31, 2001.

                                                                          VALUE OF
                                              NUMBER OF SECURITIES       UNEXERCISED
                                             UNDERLYING UNEXERCISED     IN-THE-MONEY
                                                     OPTIONS          OPTIONS AT FISCAL
                        SHARES     VALUE        AT FISCAL YEAR-END       YEAR-END($)
                      ACQUIRED ON  REALIZED       EXERCISABLE /         EXERCISABLE /
       NAME           EXERCISE(#)  ($)(1)         UNEXERCISABLE        UNEXERCISABLE(2)
--------------------  -----------  --------  ----------------------  -------------------
E. Scott Beattie        50,000     350,000      574,168/583,332      1,519,504/1,021,865
Paul West                 --         --          33,334/237,416          243,755/936,776
Gretchen Goslin           --         --          26,667/134,083          125,002/563,341
Oscar E. Marina           --         --          46,667/114,083          267,452/433,654
Elizabeth A. Tuttle       --         --               0/55,750                 0/149,906

(1) Value is based on the difference between the option exercise price and the fair market value per share of the common stock on the date of exercise multiplied by the number of shares underlying the option.
(2) Value is based on the difference between the option exercise price and the fair market value of the common stock on January 31, 2001, multiplied by the number of shares underlying the option.
          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Mr. Fred Berens served as a member of the compensation committee of the board of directors for the fiscal year ended January 31, 2001. Mr. Berens owned $546,000 principal amount of our 7.5% convertible debentures due 2006, which were redeemed by us in April 2001. See "Certain Relationships and Related Transactions."
            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The function of the compensation committee is to determine the compensation, including bonuses, of Elizabeth Arden's senior management and other key personnel who have contributed to the company's performance, and to administer Elizabeth Arden's stock option plans. Elizabeth Arden's executive compensation program consists of three primary components: base salaries, bonuses and grants of stock options. In the past, certain members of management have also received company vehicles or car allowances. Bonuses for senior management and other key personnel are based on the company's performance, as well as an individual's achievement of certain key performance indicators. The compensation committee may also, in its discretion, supplement monetary compensation with incentive compensation in the form of the grant of stock options, stock appreciation rights, stock awards, performance awards and stock units under Elizabeth Arden's stock option plans. All of the components of executive compensation are designed to facilitate fulfillment of the compensation objectives of the board of directors and the compensation committee. Those objectives include: (i) providing market-competitive compensation to attract and retain key management personnel; (ii) relating management compensation to the achievement of company goals and performance; and (iii) aligning the interests of management with those of the company's shareholders.
     The determination of the total compensation package for Elizabeth Arden's senior management and other key personnel was made after reviewing and considering a number of factors, including performance, achievement of company goals and the individual's contribution to the achievement of these goals, job responsibility, level of individual performance, compensation levels at competitive companies, as well as companies of similar size to Elizabeth Arden, and the company's historical compensation levels. Following the completion of the fiscal year, the compensation committee met with the chairman, president and chief executive officer to review his recommendations with respect to the compensation package for members of senior management and other key personnel of the company under the terms of the bonus program established for fiscal 2001, and also determined the grant of stock options. Other than bonuses, which are specifically tied to individual and company performance targets that were established at the beginning of fiscal 2001, the compensation decisions for fiscal 2001 were based upon an overall review of all of the relevant factors without giving specific weight to any one factor.
     In its decision on the individuals who should receive, and the amounts of stock option grants for fiscal 2001 performance, the compensation committee considered additional factors, including (i) that, commensurate with the company's growth in sales, profitability and operations and, in particular, the acquisition of the Elizabeth Arden business, a greater number of management personnel and key employees made significant contributions to the company in fiscal 2001 and will make even larger contributions in the future, (ii) the increased responsibilities of certain key management personnel resulting from the acquisition of the Elizabeth Arden business,
(iii) the contributions of certain key executives whose monetary compensation had not been adjusted for some time, and (iv) the form of incentive compensation most appropriate for a specific individual. Based on all of these factors, the compensation committee granted stock options to a greater number of individuals than in past years, including a significant number of employees that joined the company in connection with the Elizabeth Arden acquisition. The compensation committee granted options for a total of 1,282,750 shares of common stock, including 540,000 shares to the named executives. These options vest in equal thirds after each succeeding year from the date of grant. In addition, the compensation committee granted options for a total of 271,626 shares to certain key employees in recognition of the significant efforts they made in connection with the Elizabeth Arden acquisition, including 153,000 shares to the named executives. All of those options vest at once three years from the date of grant.
     The compensation of the company's chairman, president and chief executive officer was determined based on the above-described factors. In addition, the compensation committee reviewed the compensation of other chief executive officers in the same or similar industries. The compensation committee noted that Mr. Beattie's cash compensation was well below the average of a peer group of similarly-situated executives. Nevertheless, the compensation committee believed that rather than significantly increase Mr. Beattie's salary, the most appropriate means to compensate Mr. Beattie was to provide him with a significant stock option grant. In determining the specifics of the grant, the compensation committee considered the significant contributions Mr. Beattie made during fiscal 2001, including his substantial efforts in connection with the Elizabeth Arden acquisition, the growth in our relationships with our top retailers, and the achievement of operational and management initiatives, and also noted that Mr. Beattie did not receive an option grant in October 2000 when other executives were awarded grants for their work on the Elizabeth Arden acquisition. As a result, the compensation committee granted Mr. Beattie an option to purchase 400,000 shares of common stock in January 2001, which is exercisable in equal thirds after each succeeding year from the date of grant. The compensation committee also approved an increase in Mr. Beattie's annual salary from $375,000 to $400,000. Finally, Mr. Beattie received a bonus of $220,313 based on his achievement of certain corporate financial goals in fiscal 2001 and his work on the Elizabeth Arden acquisition.
                                          Fred Berens
                                          George Dooley
                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     We have, and may continue to be, engaged in transactions with our directors or officers or beneficial owners of more than 5% of our common stock. Our policy with regard to transactions with directors, officers or these owners is to require that such transactions be on terms no less favorable to us than those that would have been obtained in a comparable transaction by us with an unrelated third party.
     In August 1998, National Trading Manufacturing, Inc., a corporation controlled by Mr. Kravec, our former chairman and a director of the company (including the predecessor fragrance company) from July 1992 until July 2001, sold a facility that formerly served as our executive offices to an unaffiliated third party. We had an option to purchase that facility. As part of the consideration for relinquishing our option to purchase the facility, National Trading Manufacturing issued to us a promissory note in the aggregate principal amount of $300,000. The note was payable upon demand and bore interest at 8.5% per annum. At January 31, 2001, $100,000 principal amount of the note, plus accrued interest of $24,500, was outstanding, which represented the highest amount outstanding during the fiscal year ended January 31, 2001. In April 2001, National Trading Manufacturing paid off the outstanding note plus accrued interest.
     At January 31, 2001, we had outstanding approximately $2,410,000 aggregate principal amount of our 7.5% convertible debentures due 2006, of which:
         * $546,000 in aggregate principal amount were owned by Mr. Berens, one of our directors,
         * $798,942 in aggregate principal amount were owned by Mr. Mauran, one of our directors, and Devonshire Trust, a trust of which Mr. Mauran is a trustee, and
         * $8,374 in aggregate principal amount were owned by Mr. Beattie, our chairman, president and chief executive officer.
     In April 2001, Messrs. Berens, Beattie and Mauran and Devonshire Trust converted their 7.5% convertible debentures into an aggregate of 187,960 shares of common stock.
     In February 2000, we repurchased $2,184,000 aggregate principal amount of the 7.5% convertible debentures owned by Mr. Kravec and National Trading for an aggregate purchase price of $2,652,000.
     During the fiscal year ended January 31, 1999, we provided loans to Mr. Beattie in the aggregate principal amount of $500,000 for payment of certain Canadian tax liabilities resulting from his relocation to Florida. At January 31, 2001, the principal amount of loans outstanding and accrued interest were approximately $598,000 cumulatively, which represents the highest amount outstanding during the fiscal year ended January 31, 2001. At July 31, 2001, the principal amount of loans outstanding and accrued interest was approximately $619,000. The loans accrue interest at 8.5% per annum and mature in March 2002.
PERFORMANCE GRAPH
     The following performance graph data compares the cumulative total returns, including the reinvestment of dividends, of our common stock with the companies in The Nasdaq Stock Market (U.S.) Index and with four peer group companies, which include: Allou Health & Beauty Care, Inc.; Jean Philippe Fragrances, Inc.; Parlux Fragrances, Inc.; and Perfumania, Inc. (now known as eCom Ventures, Inc.). The peer group consists of companies engaged in fragrance manufacturing, distribution and sales with similar market capitalizations to the company at the beginning of the comparative period. The comparison is based on an assumed $100 investment on January 31, 1996 in The Nasdaq Stock Market (U.S.) Index, the peer group and in our common stock. Our common stock is listed on The Nasdaq National Market under the symbol "RDEN."
[GRAPHIC OMITTED]

                               COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                               1/96    1/97    1/98    1/99    1/00    1/01
                               ----    ----    ----    ----    ----    ----
Elizabeth Arden, Inc.           100     119     166     120      98     201
NASDAQ National Market (U.S.)   100     131     155     242     378     265
Peer Group                      100      71      57      92      86      73

* $100 INVESTED ON 1/31/96 IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING JANUARY 31.
                            AUDIT COMMITTEE REPORT
     The audit committee is primarily responsible for oversight of the procedures, scope and results of the annual audit and review of the services provided by Elizabeth Arden's independent auditors. Each member of the audit committee is "independent" as defined by listing standards of the National Association of Security Dealers. A copy of the audit committee charter adopted by the board of directors is attached as Appendix A to this Proxy Statement.
     Elizabeth Arden's management and the independent auditors are responsible for planning and conducting audits and determining that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.
     The audit committee's responsibilities include reviewing the following with Elizabeth Arden's management, its finance and internal audit staffs, and the independent auditors: (i) analyses and reports prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the company's financial statements, (ii) the quality and adequacy of the company's internal controls,
(iii) major changes to the company's auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management, (iv) the results of the audit, any problems or difficulties the auditors may have encountered, changes in scope of the audit and any management letters provided by the auditors and the company's response to that letter, and (v) any legal and regulatory matters that may have a material impact on the company's financial statements.
     The audit committee is also responsible for reviewing the independence of the company's independent accountants and, based on discussions with management, recommending to the board of directors which independent accountants the company should retain and any appropriate action to ensure the auditor's independence.
     The audit committee reviewed and discussed with management and Deloitte & Touche LLP, the company's independent auditors for the year ended January 31, 2001, the audited financial statements of the company. The committee discussed with Deloitte & Touche the matters Deloitte & Touche communicated to the audit committee under applicable auditing standards, including matters related to the conduct of the audit of the company's financial statements required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."
     The audit committee received from Deloitte & Touche the written statement concerning independence required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and discussed with Deloitte & Touche their independence from the company, including any relationships that may impact their independence. The audit committee considered whether the provision by Deloitte & Touche of non-audit services to the company is compatible with maintaining the auditors' independence and has discussed with Deloitte & Touche the accountants' independence.
     Based on the review and discussions referred to in this report, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in Elizabeth Arden's Annual Report on Form 10-K for the year ended January 31, 2001.
     On July 11, 2001, the audit committee recommended to the board of directors that PricewaterhouseCoopers LLP replace Deloitte & Touche as the company's independent accountants to audit the financial statements for the fiscal year ended January 31, 2002. The decision was based primarily on PricewaterhouseCoopers' in-depth knowledge of the Elizabeth Arden business that the company acquired in January 2001.
                                          Fred Berens
                                          George Dooley
                                          J.W. Nevil Thomas
       PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS PREVIOUS INDEPENDENT ACCOUNTANTS
     On July 11, 2001, the board of directors decided not to reappoint Deloitte & Touche LLP as our independent accountants to audit our financial statements for the fiscal year ended January 31, 2002, and the client-auditor relationship with Deloitte & Touche was terminated effective July 13, 2001. The audit committee recommended this decision to the board of directors, and the board of directors approved the decision.
     The reports of Deloitte & Touche on our financial statements for the past two fiscal years ended January 31, 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.
     In connection with its audits of our two most recent fiscal years and through July 13, 2001, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche would have caused them to make reference thereto in their report on the financial statements for such years.
     During our two most recent fiscal years and through July 13, 2001, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)(A) through (D)).
     Deloitte & Touche provided us with a letter addressed to the Securities and Exchange Commission stating its concurrence with the above statements on accounting matters. A copy of such letter, dated July 17, 2001, was filed as
Exhibit 16 to the Form 8-K and the Form 8-K/A filed by us with the Securities and Exchange Commission on July 20, 2001 in connection with the change of our independent auditors.
NEW INDEPENDENT ACCOUNTANTS
     On July 11, 2001, the board of directors appointed PricewaterhouseCoopers LLP as our independent accountants and to audit our financial statements for the fiscal year ended January 31, 2002 effective on July 20, 2001. The audit committee recommended this decision to the board of directors, and the board of directors approved the decision.
     Prior to their engagement as our new independent accountants, PricewaterhouseCoopers were the auditors of the worldwide Elizabeth Arden fragrance, cosmetic and skin care business that we acquired in January 2001. The decision to change independent accountants was based primarily on PricewaterhouseCoopers' in-depth knowledge of the Elizabeth Arden business, including its international operations.
     During our two most recent fiscal years and through July 13, 2001, we did not consult with PricewaterhouseCoopers regarding either (i) the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
     Representatives of PricewaterhouseCoopers are expected to be present at the annual meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 2002.
                         FEES PAID TO DELOITTE & TOUCHE
     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of our annual consolidated financial statements for our fiscal year ended January 31, 2001, and the review of our quarterly financial statements included in our Forms 10-Q for fiscal year 2001, were $253,000.
     The aggregate fees billed by Deloitte & Touche for services they provided us, other than the services described above, for fiscal year 2001 were $649,000, including work performed relating to the acquisition of the Elizabeth Arden business and consulting fees of $170,000. No services were provided or fees charged by Deloitte & Touche for financial information systems design and implementation during the fiscal year ended January 31, 2001.
                           2002 SHAREHOLDER PROPOSALS
     The deadline for shareholders to submit proposals to be considered for inclusion in our proxy statement for next year's annual meeting of shareholders is January 27, 2002. Shareholder proposals should be mailed to Elizabeth Arden, Inc., Attention: Secretary, 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014.
                                 OTHER MATTERS
     We will bear the expense of soliciting proxies. Proxies will be solicited principally by mail; however, our directors, officers and regular employees may solicit proxies personally, by telephone or by facsimile transmission. We will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy materials to beneficial owners.
     The board of directors is not aware of any matters to be presented at the annual meeting other than the matters described herein and does not intend to bring any other matters before the annual meeting. If any other matters should, however, come before the annual meeting, or any adjournment or postponement thereof, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.
                                       By Order of the Board of Directors
                                       OSCAR E. MARINA
                                       Secretary
Miami, Florida
August 14, 2001
                        REVOCABLE PROXY - COMMON STOCK
                            ELIZABETH ARDEN, INC.
                        ANNUAL MEETING OF SHAREHOLDERS
                              SEPTEMBER 13, 2001
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoints Oscar E. Marina and Joel B. Ronkin as attorneys and proxies, each with full powers of substitution, to act for the undersigned to vote all shares of common stock of Elizabeth Arden, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders, to be held at our executive offices at 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014, on Thursday, September 13, 2001 at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof, as stated on the reverse side.
     THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN ACCORDANCE WITH THE DIRECTIONS SPECIFIED HEREIN. IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1 AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS SET FORTH IN PROPOSAL 2, AND ON OTHER MATTERS PRESENTED FOR A VOTE, IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS ACTING UNDER THIS PROXY. IN THE EVENT ANY NOMINEE FOR ELECTION AS A DIRECTOR BECOMES UNAVAILABLE TO SERVE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BALANCE OF THOSE NAMED AND A SUBSTITUTE SELECTED BY THE PERSONS NAMED IN THE PROXY.
     Each shareholder giving a proxy has the power to revoke it any time before it is voted, either in person at the annual meeting, by written notice to the Secretary of Elizabeth Arden, Inc. or by delivery of a later-dated proxy. Attendance at the annual meeting without further action will not automatically revoke a proxy.
        [CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE]

[REVERSE SIDE OF CARD]

The Board of Directors recommends a vote FOR    Please mark your votes as indicated in this
Items 1 and 2.                                  example   [X]
Item 1-  ELECTION OF DIRECTORS                  Item 2 -  RATIFICATION OF APPOINTMENT
                                                          OF PRICEWATERHOUSECOOPERS LLP
E. Scott Beattie   Richard C.W. Mauran                    AS THE INDEPENDENT AUDITORS
Fred Berens        William M. Tatham                      FOR THE FISCAL YEAR ENDED
George Dooley      J. W. Nevil Thomas                     JANUARY 31, 2002
FOR        WITHHOLD AUTHORITY                   FOR            AGAINST           ABSTAIN
[  ]             [  ]                           [  ]             [  ]              [  ]
Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided
below:
____________________________________________
Other Business
--------------
In their judgment, the proxies are authorized to vote
upon such other business as may properly come
before the annual meeting and any adjournment
or postponement thereof.
Signature:_______________________    Signature:______________________    Date:___________
NOTE:  Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

APPENDIX A
                            ELIZABETH ARDEN, INC.
                           AUDIT COMMITTEE CHARTER
     The Audit Committee of the Board of Directors (the "Committee") assists the Board of Directors (the "Board") in fulfilling its oversight responsibilities relating to the quality and integrity of the accounting, auditing, and reporting practices of the Company and such other duties as directed by the Board.
STRUCTURE AND ORGANIZATION
--------------------------
1.  The Committee will be composed solely of directors of the Company who are independent of the management of the Company and are free of any relationship that in the opinion of the Board may interfere with their exercise of independent judgment as a Committee member, all in accordance with NASD requirements.
2. Committee members and the Committee chair shall be designated by and serve at the pleasure of the Board. All members must be or become financially literate, and at least one member must have accounting or related financial management expertise, in each case in the judgment of the Board.
3. The Committee is expected to maintain free and open communications with management of the Company, the internal auditors, and the independent auditors. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary. Meetings may be by telephone.
4. The Committee has the authority to investigate any matter brought to its attention and to retain outside counsel or other experts for this purpose if, in its judgment, that is appropriate. The Committee shall make regular reports to the Board.
RESPONSIBILITIES
----------------
    The Committee's primary responsibilities include:

1. Review with management and the Company's independent auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (the "Commission"), including major issues regarding accounting and auditing principles and practices that could significantly affect the financial statements and the matters to be discussed by Statement of Auditing Standards ("SAS") No. 61, and, if appropriate, recommend to the Board that the financial statements be included in the Form 10-K.
2. As an entire Committee, or through the Committee chair, review with management and the independent auditor the Company's quarterly financial statements prior to the filing of the Form 10-Q with the Commission and the matters required to be discussed by SAS No. 61.

3. Review analyses and reports prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.
4. Discussion with management and the independent auditors relating to the quality and adequacy of the Company's internal controls.
5. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.
6. Review with the independent auditor, the results of the audit, any problems or difficulties the auditor may have encountered, changes in scope of the audit and any management letter provided by the auditor and the Company's response to that letter.
7. Review periodically with management any legal and regulatory matters that may have a material impact on the Company's financial statements.
8. Evaluate the performance of the independent auditor and recommend to the Board the selection and retention (for ratification by shareholders) or replacement of the independent auditor, which firm is ultimately accountable to the Committee and the Board.
9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Committee, recommend that the Board take appropriate action to insure the independence of the auditor.
10. Prepare the report required by the rules of the Commission to be included in the Company's annual proxy statement.
11. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.
While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.
                                      23